Exhibit 10 under Form N-1A
                                             Exhibit (h) under Item 601/Reg. S-K

                                    EXHIBIT A
        To the Financial Administration and Accounting Services Agreement
                             (revised as of 12/1/04)

                                      FUNDS

                                    FUND NAME


Capital Preservation Fund
Edward D. Jones Money Market Fund
Federated Adjustable Rate Securities Fund
Federated American Leaders Fund, Inc.
Federated Equity Income Fund, Inc.
Federated GNMA Trust
Federated Government Income Securities, Inc.
Federated High Income Bond Fund, Inc.
Federated High Yield Trust
Federated Income Trust
Federated Limited Duration Government Fund
Federated Municipal High Yield Advantage Fund, Inc.
Federated Municipal Securities Fund, Inc.
Federated Short-Term Municipal Trust
Federated Stock & Bond Fund, Inc.
Federated Stock Trust
Federated Total Return Government Bond Fund
Federated U.S. Government Securities Fund:  1-3 Years
Federated U.S. Government Securities Fund:  2-5 Years
Federated U.S. Government Bond Fund

Cash Trust Series, Inc.:
Government Cash Series
Municipal Cash Series
Prime Cash Series
Treasury Cash Series

Cash Trust Series II:
Municipal Cash Series II
Treasury Cash Series II

Federated Core Trust:
Federated Mortgage Core Portfolio
High Yield Bond Portfolio


Federated Equity Funds:
Federated Capital Appreciation Fund
Federated Kaufmann Fund
Federated Kaufmann Small Cap Fund
Federated Large Cap Growth Fund
Federated Market Opportunity Fund
Federated Mid-Cap Growth Strategies Fund
Federated Strategic Value Fund
Federated Technology Fund

Federated Fixed Income Securities, Inc.:
Federated Limited Term Municipal Fund
Federated Municipal Ultrashort Fund
Federated Strategic Income Fund

Federated Income Securities Trust:
Federated Capital Income Fund
Federated Fund for US Government Securities
Federated Intermediate Corporate Bond Fund
Federated Muni and Stock Advantage Fund
Federated Short-Term Income Fund

Federated Index Trust:
Federated Max-Cap Index Fund
Federated Mid-Cap Index Fund
Federated Mini-Cap Index Fund

Federated Institutional Trust:
Federated Government Ultrashort Duration Fund
Federated Institutional High Yield Bond Fund

Federated Insurance Series:
Federated American Leader Fund II
Federated Capital Appreciation Fund II
Federated Capital Income Fund II
Federated Equity Income Fund II
Federated Fund for U.S. Government Securities II
Federated Growth Strategies Fund II
Federated High Income Bond Fund II
Federated International Equity Fund II*
Federated Kaufmann Fund II
Federated Prime Money Fund II
Federated Quality Bond Fund II

Federated International Series Inc.:*
Federated International Bond Fund
Federated International Equity Fund


Federated Investment Series Funds, Inc.:
Federated Bond Fund

Federated Managed Allocation Portfolios:
Federated Conservative Allocation Fund
Federated Growth Allocation Fund
Federated Moderate Allocation Fund

Federated Municipal Securities Income Trust:
Federated California Municipal Income Fund
Federated Michigan Intermediate Municipal Trust
Federated New York Municipal Income Fund
Federated North Carolina Municipal Income Fund
Federated Ohio Municipal Income Fund
Federated Pennsylvania Municipal Income Fund
Federated Vermont Municipal Income Fund

Federated Premier Municipal Income:
Federated Premier Intermediate Municipal Income Fund
Federated Premier Municipal Income Fund

Federated Total Return Series, Inc.:
Federated Limited Duration Fund
Federated Mortgage Fund
Federated Total Return Bond Fund
Federated Ultrashort Bond Fund

Federated World Investment Series, Inc.:*
Federated Global Equity Fund
Federated International Capital Appreciation Fund
Federated International High Income Fund
Federated International Small Company Fund
Federated International Value Fund

Intermediate Municipal Trust:
Federated Intermediate Municipal Trust


Money Market Obligations Trust:
Alabama Municipal Cash Trust
Arizona Municipal Cash Trust
Automated Cash Management Trust
Automated Government Cash Reserves
Automated Government Money Trust
Automated Treasury Cash Reserves
California Municipal Cash Trust
Connecticut Municipal Cash Trust
Federated Capital Reserves Fund
Federated Government Reserves Fund
Federated Master Trust
Federated Municipal Trust
Federated Short-Term U.S. Government Trust
Federated Tax-Free Trust
Florida Municipal Cash Trust
Georgia Municipal Cash Trust
Government Obligations Fund
Government Obligations Tax-Managed Fund
Liberty U.S. Government Money Market Trust
Liquid Cash Trust
Maryland Municipal Cash Trust
Massachusetts Municipal Cash Trust
Michigan Municipal Cash Trust
Minnesota Municipal Cash Trust
Money Market Management
Money Market Trust
Municipal Obligations Fund
New Jersey Municipal Cash Trust
New York Municipal Cash Trust
North Carolina Municipal Cash Trust
Ohio Municipal Cash Trust
Pennsylvania Municipal Cash Trust
Prime Cash Obligations Fund
Prime Management Obligations Fund
Prime Obligations Fund
Prime Value Obligations Fund
Tax-Free Instruments Trust
Tax-Free Obligations Fund
Treasury Obligations Fund
Trust for Government Cash Reserves
Trust for Short Term U.S. Government Securities
Trust for U.S. Treasury Obligations
U.S. Treasury Cash Reserves
Virginia Municipal Cash Trust

*As of the date of this  Agreement,  the Trust has provided  proper notice under
Section XIV.B of the Agreement that the Agreement may be terminated solely with respect to such Trust by May 31, 2004.